Exhibit 35.3

Servicer Compliance Statement

The undersigned, a duly authorized officer of Sallie Mae, Inc., the Administrator and Servicer for Citibank N.A. Student Loan Corporation Trusts1 (the “Trusts”), does hereby certify that:

(a) This certificate is delivered pursuant to Item 1123 of Regulation AB.

(b) A review of the servicing activities of the Servicer and the Administrator as of December 31, 2011 and for the period January 1, 2011 through December 31, 20112 (the “Reporting Period”) and their performance under the applicable servicing and administration agreements for each of the Trusts has been made under my supervision; and

(c) To the best of my knowledge, based on such review, the Servicer has fulfilled all of their obligations under the Servicing Agreement for the Trust in all material respects through the Reporting Period.

March 23, 2012

/s/ Jonathan C. Clark Jonathan C. Clark
Executive Vice President and Chief Financial Officer
Sallie Mae, Inc.

[1]

SLC Student Loan Trust 2004-1, SLC Student Loan Trust 2005-1, SLC Student Loan Trust 2005-2, SLC Student Loan Trust 2005-3, SLC Student Loan Trust 2006-1, SLC Student Loan Trust 2006-2, SLC Student Loan Trust 2007-1, SLC Student Loan Trust 2007-2, SLC Student Loan Trust 2008-1, SLC Student Loan Trust 2008-2, SLC Student Loan Trust 2009-1, SLC Student Loan Trust 2009-2, SLC Student Loan Trust 2009-3, and SLC Student Loan Trust 2010-1 (collectively, the “Citibank Trusts”).

[2]

For the period January 1, 2011 - October 7, 2011, Citibank, N.A. was responsible for the servicing criteria set forth in Item 1122(d) for the Citibank Trusts, , except for the following criteria: 1122(d)(1)(iii), 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(3)(i) - 1122(d)(3)(iv), 1122(d)(4)(x) - 1122(d)(4)(xiii), which were not applicable to the platform. Effective May 1, 2011, Sallie Mae, Inc. assumed responsibility for the following servicing criteria: 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(2)(vii), 1123 (d)(3)(i), 1123(d)(3)(ii), 1123(d)(3)(iii), and 1123 (d)(3)(iv). Effective October 8, 2011, Sallie Mae, Inc. assumed responsibility for the remaining applicable servicing criteria for the Citibank Trusts.